SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                BANK UNITED CORP.
             (Exact name of registrant as specified in its charter)

              DELAWARE                            13-3528556
     (State of incorporation or        (I.R.S. employer identification
           organization)                           number)

 3200 SOUTHWEST FREEWAY, SUITE 2600
           HOUSTON, TEXAS                           77027
  (Address of principal executive                 (Zip Code)
              offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates: 333-83797

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class             Name of each exchange on which
        to be so registered             each class is to be registered
        -------------------             ------------------------------

  Premium Income Equity Securities         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The information set forth in the Section entitled "Description of the PIES" in the Company's Registration Statement on Form S-3 (File No. 333-83797) filed with the Securities and Exchange Commission on August 3, 1999, as amended, including the form of prospectus contained therein filed by the Company on August 6, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), is incorporated herein by reference.

ITEM 2.     EXHIBITS.

1.    The Prospectus and the            Incorporated herein by reference
      Prospectus Supplement             to the filing made under Rule
                                        424(b) by Bank United Corp. on
                                        August 6, 1999.

2.    Form of Certificate Evidencing    Included as Exhibit A to the
      Corporate PIES                    Form of Purchase Contract
                                        Agreement incorporated herein by
                                        reference to Exhibit 4.14 to the
                                        Registration Statement on Form S-3 filed by Bank United Corp. on August 3, 1999.

3.    Form of Certificate Evidencing    Included as Exhibit B to the
      Treasury PIES                     Form of Purchase Contract
                                        Agreement incorporated herein by
                                        reference to Exhibit 4.14 to the
                                        Registration Statement on Form S-3 filed by Bank United Corp. on August 3, 1999.

4.    Form of Certificate of            Incorporated herein by reference to
      Designations of                   Exhibit 4.5 to the Registration
      Series B to  Preferred Stock      Statement on Form S-3 filed by Bank
      of Bank United Corp.              United Corp. on August 3, 1999.


5.    Form of Purchase Contract         Incorporated herein by reference
      Agreement between Bank United     to Exhibit 4.14 to the Registration
      Corp. and First National Bank     Statement on Form S-3 filed by Bank
      of Chicago, as Purchase           United Corp. on August 3, 1999.
      Contract Agent


6.    Form of Pledge Agreement among    Incorporated herein by reference
      Bank United Corp., The Bank of    to Exhibit 4.15 to the Registration
      New York, as Collateral Agent     Statement on Form and S-3 filed by Bank
      and Securities Intermediary,      United Corp. on August 3, 1999.
      and First National Bank of
      Chicago, as Purchase Contract
      Agent

7.    Form of Remarketing Agreement     Incorporated herein by reference
      between Bank United Corp. and     to Exhibit 4.16 to the
      Lehman Brothers Inc.              Registration Statement on Form
                                        S-3 filed by Bank United Corp.
                                        on August 3, 1999.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   BANK UNITED CORP.

                                      /s/ Randolph C. Henson
                                   -------------------------------
                                   Name:  Randolph C. Henson
                                   Title: Corporate Secretary and
                                          Deputy General Counsel

Dated:  August 9, 1999